UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 2, 2013

DYAX CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24537	04-3053198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Network Drive

Burlington, MA 01803

(Address of Principal Executive Offices)  (Zip Code)

(617) 225-2500

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Dyax is providing preliminary KALBITOR sales information for the third quarter ended September 30, 2013:

• KALBITOR® gross sales in the third quarter 2013 were $12.5 million; subject to final adjustments for gross to net sales data, net sales are estimated to be in a range of $10.5 - 11.0 million;

• the increase in KALBITOR patient demand units (units sold by distributors to hospitals or patients) in the third quarter of 2013 over the second quarter of 2013 is expected to be in a range of 5% to 7%, and the increase over the third quarter of 2012 is expected to be in a range of 8% to 10%;

• KALBITOR gross sales in the quarter reflect an estimated reduction of approximately $600,000 to $900,000 in the distributor channel inventory as a result of an estimated 8% to 12% reduction in the number of KALBITOR units in that inventory since the end of the second quarter of 2013.

The KALBITOR business remained cash flow positive and continued to support development of the Company's internal pipeline.

Final net sales, patient demand and inventory channel amounts are subject to change and will be finalized when distributors provide their final and complete data for the quarter and Dyax releases it final results for the quarter.

Cash, cash equivalents and short-term investments totaled approximately $47 million at September 30, 2013.

Item 7.01.	Regulation FD Disclosure.

In the webcast of an interview of Dyax management at the Leerink Swann Rare Disease Roundtable held on October 2, 2013, the Company discussed its updated financial guidance for annual net sales of KALBITOR® (ecallantide) for 2013, which management expects will be at the low end of its existing guidance for annual sales of $40-44 million.

Certain information included in this current report is forward-looking in nature within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including our expectation for net sales of KALBITOR in 2013 and net sales of KALBITOR, patient demand units and distributor channel inventory levels in the third quarter of 2013. The forward-looking statements in this report are based on our current good faith beliefs; however, actual results may differ due to the unpredictability of various factors, including actual units sold by distributors in the third quarter, actual inventory levels at distributors at the end of the third quarter and the remainder of 2013, and projected demand for KALBITOR for the remainder of 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYAX CORP.

Dated:	October 8, 2013	By:	/s/ George Migausky
George Migausky,
Executive Vice President and Chief Financial Officer